UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_______________________

FORM 8-K

CURRENT REPORT

_______________________

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report: May 16, 2013

TIFFANY & CO.

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-9494 (Commission File Number)	13-3228013 (I.R.S. Employer Identification No.)

727 Fifth Avenue, New York, New York (Address of principal executive offices)	10022 (Zip Code)

Registrant's telephone number, including area code:  (212) 755-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07.                       Submission of Matters to a Vote of Security Holders.

On May 16, 2013, Registrant held its Annual Meeting of Stockholders.  Three matters were voted upon at the meeting.

Matter One.  Election of Directors.  Each of the nine nominees listed below was elected a director of Registrant to hold office until the next annual meeting of the stockholders and until his or her successor has been elected and qualified.

Nominee	Number of Shares Voted For	Number of Shares Voted Against	Number of Shares Abstaining	Number of Broker Non-Votes
Michael J. Kowalski	101,697,612	1,119,865	529,922	8,642,181
Rose Marie Bravo	96,616,116	6,592,976	138,307	8,642,181
Gary E. Costley	102,384,548	825,358	137,493	8,642,181
Lawrence K. Fish	102,474,736	664,334	208,329	8,642,181
Abby F. Kohnstamm	102,218,016	946,455	182,928	8,642,181
Charles K. Marquis	101,206,748	2,006,731	133,920	8,642,181
Peter W. May	102,690,395	545,781	111,223	8,642,181
William A. Shutzer	102,570,770	655,087	121,542	8,642,181
Robert S. Singer	102,560,235	631,911	155,253	8,642,181

Matter Two.  Approval of the appointment by the Board of Directors of PricewaterhouseCoopers L.L.P. as the Company’s independent registered public accounting firm for the fiscal year ending January 31, 2014.

Number of Shares Voted For	Number of Shares Voted Against	Number of Shares Abstaining	Number of Broker Non-Votes
110,794,079	1,070,006	125,495	---

Matter Three.  Advisory Vote:  Approval of the compensation paid to the Company’s named executive officers.

Number of Shares Voted For	Number of Shares Voted Against	Number of Shares Abstaining	Number of Broker Non-Votes
101,056,758	1,070,697	1,219,754	8,642,371

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TIFFANY & CO.

BY:	/s/ Patrick B. Dorsey
Patrick B. Dorsey
Senior Vice President, Secretary and General Counsel

Date:  May 21, 2013

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